UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
May 26, 2010 (Date of Report)
(Date of Earliest Event Reported)
Trubion Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33054 (Commission File No.)	52-2385898 (IRS Employer Identification No.)
2401 Fourth Avenue, Suite 1050, Seattle, WA 98121
(Address of Principal Executive Offices, including Zip Code)
(206) 838-0500
(Registrant’s Telephone Number, Including Area Code)
None
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
          Trubion Pharmaceuticals, Inc. held its Annual Meeting of Stockholders on May 26, 2010 (i) to elect two Class I directors to the Board of Directors, each to serve a term of three years and (ii) to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2010. As of March 31, 2010, the record date for the Annual Meeting, there were 20,407,573 shares of common stock outstanding and entitled to vote. At the Annual Meeting, 18,603,625 shares of common stock were represented in person or by proxy, constituting a quorum. The certified results of the matters voted on at the Annual Meeting are set forth below.
(i)	The Company’s Class I directors were elected as follows:

Names	Votes For	Withheld	Broker Non-Votes
Steven Gillis, Ph.D.	15,771,608	1,726	2,830,291
Patrick J. Heron	15,436,256	337,078	2,830,291
(ii)	The selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2010 was ratified by stockholders. The number of votes for, the number of votes against and the number of abstentions with respect to the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2010 were as follows:

Number of Votes For	Number of Votes Against	Abstentions
18,595,644	7,897	84

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUBION PHARMACEUTICALS, INC.
Date: June 1, 2010	By:	/s/ Michelle G. Burris
Michelle G. Burris
Senior Vice President and Chief Operating Officer